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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES



Jayhawk Medical Acceptance Corporation, a Texas corporation
Jayhawk Services, Inc., a Nevada corporation
Jayhawk Funding Trust I, a special purpose Delaware business trust